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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 4, 2011

ZOOM TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18672	51-0448969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Headquarters:
Sanlitun SOHO, Building A, 11th Floor
No.8 Worker Stadium North Road
Chaoyang District, Beijing, China 100027

U.S. correspondence office:
c/o Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, NY 10017
 (Address of principal executive offices including zip code)

(917) 609-0333
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition of Assets.

On January 4, 2011, Zoom Technologies, Inc. (the "Company") pursuant to a share exchange agreement (the "Agreement") acquired 100% of the shares of Celestial Digital Entertainment, Ltd., ("CDE") a mobile platform video game development company based in Hong Kong (the "Acquisition"). The parties to the Agreement include the Company, CDE, Profit Harvest Company, Ltd. ("Profit Harvest"), the Company's wholly-owned subsidiary, organized under the laws of Hong Kong, and which is the acquiring entity in the Acquisition and Everton Development Limited ("Everton") and Hui Pak Kong, who are owners of 100% of the issued and outstanding shares of CDE.

Upon the closing of the Acquisition on January 4, 2011, CDE became the wholly owned subsidiary of Profit Harvest, as described in the diagram below:

Zoom Technologies, Inc.
↓
Profit Harvest Company, Ltd.
↓
Celestial Digital Entertainment, Ltd.

Everton and Mr. Hui sold their combined 100% ownership of CDE to the Profit Harvest. The consideration paid for CDE was 484,800 shares of the Company's common stock. CDE primarily focuses on development of video games and applications for mobile phones and mobile platforms. CDE has developed over 40 titles for the Apple iPhone and is one of the largest developer of iPhone apps in Asia.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZOOM TECHNOLOGIES, INC.

Date: January 5, 2011	By: /s/ Anthony K. Chan Anthony K. Chan Chief Financial Officer and Secretary